UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  May 21, 2015

TrustCo Bank Corp NY
(Exact name of registrant as specified in its charter)

NEW YORK	0-10592	14-1630287
State or Other Jurisdiction of Incorporation or Organization	Commission File No.	I.R.S. Employer Identification Number

5 SARNOWSKI DRIVE, GLENVILLE, NEW YORK 12302
(Address of principal executive offices)

(518) 377-3311
(Registrant’s Telephone Number,
Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TrustCo Bank Corp NY

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

TrustCo Bank Corp NY (the “Company” or “TrustCo”) and Robert T. Cushing, TrustCo’s Executive Vice President and Chief Operating Officer, have decided that the effective date of Mr. Cushing’s previously announced retirement from the Company and its subsidiaries will be changed from May 31, 2015 to December 31, 2015. Mr. Cushing will continue to hold his current positions as Executive Vice President and Chief Operating Officer of TrustCo and its subsidiaries until the effective date of his retirement. In addition, TrustCo and Mr. Cushing have mutually agreed to terminate the Consulting Agreement, dated December 16, 2014, that was entered into at the time of the announcement of Mr. Cushing’s retirement.

Item 8.01.	Other Events

The following materials were presented at the Annual Meeting of Shareholders held May 21, 2015.  Attached is a copy of the presentation labeled as Exhibit 99(a).

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits

Reg S-K Exhibit No.	Description

99(a)	Presentation given at the Annual Meeting of Shareholders held on May 21, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 21, 2015

TrustCo Bank Corp NY
(Registrant)

	By:	/s/ Michael M. Ozimek
Michael M. Ozimek
Senior Vice President and
Chief Financial Officer

Exhibits Index

The following exhibits are filed herewith:

Reg S‑K Exhibit No.	Description	Page

99(a)	Presentation given at the Annual Meeting of Shareholders held on May 21, 2015.	5 - 22